Exhibit 10.3B

AMENDMENT NUMBER TWO
TO THE
ALABAMA NATIONAL BANCORPORATION
PLAN FOR THE DEFERRAL OF COMPENSATION
BY NON-EMPLOYEE DIRECTORS OF THE SUBSIDIARY BANKS

WHEREAS, Alabama National BanCorporation (“ANB”) maintains the Alabama National BanCorporation Plan for the Deferral of Compensation by Non-Employee Directions of the Subsidiary Banks (the “Plan”); and

WHEREAS, pursuant to Section 7(d) of the Plan, ANB reserved the right to amend the Plan; and

WHEREAS, currently, the non-employee directors of three of ANB’s subsidiary banks (National Bank of Commerce of Birmingham, First American Bank and Community Bank of Naples) are eligible to participate in the Plan; and

WHEREAS, the Board of Directors of ANB has approved an amendment to the Plan such that non-employee directors of a fourth subsidiary bank, Peoples State Bank of Groveland, shall also be eligible to participate in the Plan.

NOW, THEREFORE, the Plan is hereby amended effective as of January 31, 2001 as follows:

1.        Amend Exhibit A to the Plan by adding the following to the list of eligible subsidiary banks:

Peoples State Bank of Groveland

2.        All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, ANB has caused this amendment to be executed by duly authorized representatives this 31st day of January, 2001.

ATTEST:		ALABAMA NATIONAL BANCORPORATION
/s/ KIMBERLY MOORE		By:	/s/ JOHN H. HOLCOMB III

Its:	Corporate Secretary	Its:	Chairman & Chief Executive Officer

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